UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 25, 2010

GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)

Washington	0-27704	91-1426372
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

430 North Carroll Avenue, Suite 120, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(817) 789-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2010 Geos Communications, Inc. (the “Company”) completed the sale of its internet-telephony network assets (the “Assets”) to MGTCO Holdings, LLC (“Purchaser”).  Pursuant to an asset purchase agreement dated October 25, 2010, Purchaser agreed to (i) assume contractual obligations of the Company with regard to the Assets and (ii) to pay a royalty (the “Royalty Payment”) to the Company’s wholly-owned subsidiary, Geos Communications IP Holdings, Inc. (“Geos IP Holdings”) for use of Geos IP Holdings’ intellectual property.

The Royalty Payment is to be an amount equal to (i) 2% of the first $550,000 in revenue received by Purchaser with respect to the Assets, (ii) 5% of the next $4,450,000 in revenue received by Purchaser with respect to the Assets, and (iii) 2.5% of any additional revenue received by Purchaser with respect to the Assets.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The asset sale transaction described in Item 1.01 closed on December 3, 2010.  For a description of the transaction,  see the disclosure provided under Item 1.01 above.

(d)  Exhibits.

Exhibit No.	Description
10.1*	Asset Purchase Agreement, dated October 25, 2010, by and among MGTCO Holdings, L.L.C., Geos Communications, Inc., and Geos Communications IP Holdings, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date December 9, 2010	By:	/s/ Chris Miltenberger
	Name	Chris Miltenberger
	Title:	President